Exhibit 10.3

CALIFORNIA BANCORP

2017 EQUITY INCENTIVE PLAN

AMENDED AND RESTATED AS OF FEBRUARY 28, 2020

CALIFORNIA BANCORP

2017 EQUITY INCENTIVE PLAN

Amended and Restated as of February 28, 2020

1.    Preamble. The Board of Directors of California Bank of Commerce from time to time has adopted, and the shareholders of California Bank of Commerce have approved various long-term incentive compensation programs that have authorized grants of incentive stock options, nonqualified stock options, stock appreciation rights, performance based compensation and restricted stock awards. The Board of Directors of California Bank of Commerce adopted the California Bank of Commerce 2017 Equity Incentive Plan and this was approved by the shareholders of California Bank of Commerce on May 18, 2017. On June 30, 2017, California Bank of Commerce consummated a reorganization (the “Reorganization”) whereby it became the wholly-owned subsidiary of California BanCorp (“BanCorp”) and the shareholders of California Bank of Commerce became shareholders of California BanCorp. As part of the Reorganization, California BanCorp assumed all of the rights and obligations of California Bank of Commerce under the California Bank of Commerce 2017 Equity Incentive Plan and renamed the plan as the California Bancorp 2017 Equity Incentive Plan. In accordance with Section 21(a), on the Restatement Date, the Board of Directors amended and restated the 2017 Plan as set forth herein and such amendment did not require the approval of BanCorp shareholders.

2.    Purpose. The purpose of this 2017 Plan is to promote the interests of BanCorp and its shareholders by providing current and future directors, officers, key employees, consultants and Advisors with an equity or equity-based interest in BanCorp, so that the interests of such directors, officers, employees, consultants and Advisors will be closely associated with the interests of shareholders by reinforcing the relationship between shareholder gains and compensation. Rights granted pursuant to this 2017 Plan, which include stock options (both Incentive Stock Options and Nonqualified Stock Options), stock appreciation rights, restricted stock, restricted stock units, performance shares, and other stock-based awards, may also be used to attract, retain and motivate eligible individuals.

3.    Eligibility. Current and future directors, officers, key employees, consultants and Advisors of BanCorp and its Subsidiaries (for purposes of this 2017 Plan, all references to BanCorp shall include its Subsidiaries) shall be eligible to participate in this 2017 Plan to the extent determined by the Committee in its sole discretion. Employees of BanCorp shall be selected by the Committee based upon such factors as the employee’s past and potential contributions to the success, profitability, and growth of BanCorp.

4.    Definitions. If a Participant’s employment agreement or Award Agreement (or other written agreement executed by and between Participant and Bancorp) expressly includes defined terms that expressly are different from and/or conflict with the defined terms contained in this Section 4 or elsewhere in this 2017 Plan then the defined terms contained in the employment agreement or Award Agreement (or other written agreement executed by and between Participant and Bancorp) shall govern and shall supersede the definitions provided in this 2017 Plan.

(a)    “Advisor” shall mean any natural person or entity who/which is engaged to render bona fide consulting or advisory services to BanCorp or the Board of Directors, other than a person who provides such services in connection with the offer or sale of securities in a capital-raising transaction.

(b)    “Award” shall mean, individually or collectively, a grant under this 2017 Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Performance Shares, Other Stock- Based Awards, or Dividend Equivalents in each case subject to the terms of this 2017 Plan.

(c)    “Award Agreement” shall mean a written agreement entered into by BanCorp and a Participant setting forth the terms and provisions applicable to an Award granted under this 2017 Plan. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(d)    “Bank” shall mean California Bank of Commerce.

(e)    “Board of Directors” shall mean the Board of Directors of BanCorp.

(f)    “Change in Control” shall mean the occurrence of any one of the following events:

(1)    any “person” including a “group” as determined in accordance with the Section 13(d)(3) of the Exchange Act, is or becomes the beneficial owner, directly or indirectly, of securities of BanCorp representing 50 percent or more of the combined voting power of BanCorp’s then outstanding securities;

(2)    the consummation of a merger, consolidation, reorganization or similar corporate transaction, whether or not BanCorp is the surviving entity in such transaction, other than a merger, consolidation, or reorganization that would result in the persons who are beneficial owners of Bancorp’s voting securities outstanding immediately prior thereto continuing to beneficially own, directly or indirectly, in substantially the same proportions, at least a simple majority of the combined voting power of BanCorp’s voting securities (or the voting securities of the surviving entity in such transaction) outstanding immediately after such merger, consolidation or reorganization or other similar corporate transaction;

(3)    a tender offer or exchange offer is made and consummated for the ownership of securities of BanCorp representing more than 50 percent of the combined voting power of BanCorp’s then outstanding voting securities; or

(4)    BanCorp transfers all or substantially all of its assets to another entity which is not controlled by BanCorp;

provided, however, for purposes of any Award that constitutes payment “nonqualified deferred compensation” within the meaning of Section 409A of the Code, the term Change in Control must also constitute a change in the ownership or effective control of Bancorp, or a change in the ownership of a substantial portion of the assets of Bancorp, within the meaning of Treasury Regulation § 1.409A-3(i)(5) if required in order to comply with Code Section 409A. The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of and Bancorp has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

(g)    “Code” shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this 2017 Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

(h)    “Committee” shall mean the committee appointed by the Board of Directors to administer this 2017 Plan in accordance with Section 19.

(i)    “Common Stock” shall mean the Common Stock, no par value, of BanCorp.

(j)    “Director” shall mean a member of the Board of Directors.

(k)    “Disability” shall mean that the Participant is classified as disabled under a long-term disability policy of BanCorp or, if no such policy applies, the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The Disability of a Participant shall be determined solely by the Committee on the basis of such medical evidence as the Committee deems warranted under the circumstances.

(l)    “Dividend Equivalents” has the meaning ascribed in Section 5(g).

(m)    “Eligible Employees” shall mean persons treated by BanCorp for payroll and employment tax purposes as common law employees of BanCorp or a Subsidiary and described in Section 3.

(n)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

(o)    “Exercise Price” shall mean the price at which a share of Common Stock may be purchased by a Participant pursuant to an Option Right.

(p)    “Fair Market Value” shall mean (i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq Stock Market or other national securities exchange, the closing sales price for such stock (or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; (ii) if the Common Stock is publicly traded but not listed or traded on any of the markets or exchanges described in subsection (i), the Fair Market Value of a share of Common Stock shall be the average of the closing bid and asked prices on such date as reported in The Wall Street Journal or such other source as the Board deems reliable; (iii) in the absence of an established market for the Common Stock, the Fair Market Value shall be determined by the Board based upon an independent appraisal in compliance with Section 409A of the Code or, in the case of an Incentive Stock Option, in compliance with Section 422 of the Code.

(q)    “Grant Price” shall mean the price established at the time of grant of a Stock Appreciation Right pursuant to Section 9, and used to determine whether there is any payment due upon exercise of the Stock Appreciation Right.

(r)    “Incentive Stock Option” shall mean the right granted to an Eligible Employee to purchase Common Stock under this 2017 Plan, the grant, exercise and disposition of which are intended to comply with, and to be governed by, Code Section 422.

(s)    “Insider” shall mean an individual who is, on the relevant date, an officer or Director of BanCorp, or more than ten percent (10%) beneficial owner of any class of BanCorp’s equity securities.

(t)    “Nonqualified Stock Option” shall mean the right granted to an Eligible Employee, Director or Advisor to purchase Common Stock under this 2017 Plan, the grant, exercise and disposition of which are not intended to be subject to the requirements and limitations of Code Section 422.

(u)    “Optionee” shall mean the Eligible Employee, Director or Advisor to whom an Option Right is granted pursuant to an agreement evidencing an outstanding Incentive Stock Option or Nonqualified Stock Option.

(v)    “Option Right” shall mean the right to purchase a share of Common Stock upon exercise of an outstanding Incentive Stock Option or Nonqualified Stock Option.

(w)    “Other Stock-Based Award” means an Award that is not an Option Right, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, or Performance Share Award that is granted under Section 14 and is payable by delivery of Common Stock and/or which is measured by reference to the value of Common Stock.

(x)    “Participant” shall mean any Eligible Employee, Director or Advisor to whom an Award is granted and remains outstanding.

(y)    “Performance Measures” shall mean measures as described in Section 13 on which the performance goals are based.

(z)    “Performance Period” shall mean the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

(aa)    “Performance Share” shall mean a Participant’s right to receive a grant of a stated number of shares of Common Stock to a Participant under this 2017 Plan upon the attainment of the specified performance goals, or as otherwise determined by the Committee or in accordance with this 2017 Plan, subject to the continuous employment of the Participant through the applicable Performance Period.

(bb)    “Restatement Date” shall mean February 28, 2020.

(cc)    “Restricted Stock Award” shall mean an award of Common Stock to a Director, Eligible Employee or Advisor that is subject to the restrictions and vesting conditions described in Section 10 and subject to tax under Code Section 83.

(dd)    “Restricted Stock Unit Award” means an Award described in Section 11 to a Director, Eligible Employee or Advisor reflecting a right to receive a Share (or, at the Committee’s discretion, a cash payment equal to the Fair Market Value of a Share) at some future date and that is subject those restrictions and vesting conditions set forth therein and the Award Agreement.

(ee)    “Stock Appreciation Right” shall mean the right to receive one or more payments described in Section 9.

(ff)    “Subsidiary” shall mean any corporation in which (at the time of determination) BanCorp owns or controls, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock issued by the corporation.

(gg)    “2017 Plan” shall mean this California Bancorp 2017 Equity Incentive Plan as may be amended from time to time.

5.    Shares Available Under this 2017 Plan.

(a)    The shares of Common Stock which may be made the subject of Awards granted pursuant to this 2017 Plan may be either (i) shares of original issue, (ii) treasury shares, or (iii) a combination of the foregoing.

(b)    Subject to adjustments in accordance with Sections 5(d) and 16 of this 2017 Plan, the maximum number of shares of Common Stock available for issuance to Participants under this 2017 Plan shall be four hundred thousand (400,000) shares of Common Stock.

(c)    From the total shares of Common Stock available for Awards as described in subparagraph 5(b), and subject to adjustments in accordance with Sections 5(d) and 16 of this 2017 Plan, the maximum number of shares of Common Stock that may be issued with respect to the exercise of Incentive Stock Options granted under this 2017 Plan shall not exceed an aggregate of four hundred thousand (400,000) shares of Common Stock.

(d)    Notwithstanding any other term or provision of this 2017 Plan, if any shares of Common Stock covered by an Award under this 2017 Plan are forfeited or an Award is settled in cash or otherwise terminated without delivery of shares of Common Stock, then the shares of Common Stock covered by that Award will again be available for future Awards under this 2017 Plan. However, the full number of Option Rights and Stock Appreciation Rights granted that are to be settled by the issuance of shares of Common Stock shall be counted against the number of shares of Common Stock available for Award under this 2017 Plan, regardless of the number of shares of Common Stock actually issued upon settlement of such Option Rights or Stock Appreciation Rights. Furthermore, any shares of Common Stock withheld to satisfy tax withholding obligations on an Award issued under this 2017 Plan, shares of Common Stock tendered to pay the exercise price of an Award under this 2017 Plan, and shares of Common Stock repurchased on the open market with the proceeds of an Option Right exercise will no longer be eligible to be again available for grant under this 2017 Plan.

(e)    Subject to adjustment in accordance with Section 16, the maximum number of shares of Common Stock subject to an Award or Awards (including any Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Unit Awards, Performance Shares, or Other Stock-Based Awards) granted to any Participant in any one (1) calendar year shall not exceed Fifty Thousand (50,000) Shares. If an Award is to be settled in cash, the number of shares of Common Stock on which the Award is based shall not count toward the individual share limit set forth in this Section 5(e).

(f)    Except in connection with a corporate transaction involving BanCorp (including, without limitation, any stock dividend, distribution (whether in the form of cash, Common Stock, other securities or other property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities, or similar transaction(s)), BanCorp may not, without obtaining the consent of BanCorp’s shareholders the holder thereof: (i) amend the terms of outstanding Option Rights or Stock Appreciation Rights to reduce the Exercise Price of such outstanding Option Rights or Grant Price of Stock Appreciation Rights; (ii) cancel outstanding Option Rights or Stock Appreciation Rights in exchange for Option Rights or Stock Appreciation Rights with an Exercise Price or Grant Price that is less than the Exercise Price or Grant Price of the original Option Rights or Stock Appreciation Rights; or (iii) cancel outstanding Option Rights or Stock Appreciation Rights with an Exercise Price or Grant Price above the Fair Market Value per share in exchange for cash or other securities.

(g)    Subject to the provisions of the Plan and to the extent expressly provided in the applicable Award Agreement, the recipient of an Award other than an Option or Stock Appreciation Right may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, amounts equivalent to cash, stock, or other property in lieu of dividends on Shares (“Dividend Equivalents”) with respect to the number of shares of Common Stock covered by the Award, as determined by the Committee in its sole discretion. The Committee may provide that the Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that the Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award. Notwithstanding the foregoing, Dividend Equivalents credited in connection with an Award while the shares of Common Stock are subject to restrictions and risk of forfeiture shall be subject to the same restrictions and risk of forfeiture as the underlying Award with respect to which such Dividend Equivalents have been credited.

6.    Grants of Option Rights Generally. The Committee, or the full Board of Directors, may, from time to time and upon such terms and conditions as it may determine, grant or authorize the granting of Option Rights to Directors, Eligible Employees or Advisors. Each such Award may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

(a)    Each Award shall specify whether it is intended as a grant of Incentive Stock Options or Nonqualified Stock Options (and if nothing is specified then the Award shall be a Nonqualified Stock Option).

(b)    Each Award shall specify the number of shares of Common Stock to which it pertains.

(c)    Each Award of Incentive Stock Options shall specify an Exercise Price not less than 100 percent of the Fair Market Value per share of Common Stock on the date the Incentive Stock Option is granted.

(d)    Each Award of Nonqualified Stock Options shall specify an Exercise Price not less than 100 percent of the Fair Market Value per share of Common Stock on the date the Nonqualified Stock Option is granted unless the Committee elects to structure such Option Right with limited exercise dates and in compliance with Code Section 409A.

(e)    Successive Awards may be made to the same Optionee whether or not any Option Rights previously granted to such Optionee remain unexercised.

(f)    Upon exercise of an Option Right, the entire Exercise Price shall be payable (i) in cash, (ii) by the transfer to BanCorp by the Optionee of shares of Common Stock with a value (Fair Market Value per share times the number of shares) equal to the total Exercise Price (which shall include a “net exercise” in which deliverable upon exercise of the option are withheld by the Company in satisfaction of all or some of the Exercise Price), (iii) by a combination of such methods of payment described in (i) and (ii) above, or (iv) any other lawful means of payment acceptable to the Committee.

(g)    Each grant of Option Rights shall be evidenced by an Award Agreement executed on behalf of BanCorp by any officer designated by the Committee for this purpose and delivered to and accepted by the Optionee and shall contain such terms and provisions, consistent with this 2017 Plan, as the Committee may approve.

(h)    Except to the extent provided in Section 17, the Board of Directors and/or the Committee shall not have the power or authority to reduce, whether through amendment or otherwise, the Exercise Price or the Grant Price of any outstanding Option Right or Stock Appreciation Right or to grant any new Award, or make any cash payment, in substitution for or upon the cancellation of Option Rights or Stock Appreciation Rights previously granted.

7.    Special Rules for Grants of Incentive Stock Options.

(a)    As provided in Section 6(c), the Exercise Price of an Incentive Stock Option shall not be less than 100 percent of the Fair Market Value per share of Common Stock on the date of the grant of the Incentive Stock Option; provided, however, that, if an Incentive Stock Option is granted to any Eligible Employee who, immediately after such option is granted, is considered to own stock possessing more than ten percent of the combined voting power of all classes of stock of BanCorp, or any of its subsidiaries, the Exercise Price per share shall be not less than 110 percent of the Fair Market Value per share of Common Stock on the date of the grant of the option, and such option may be exercised only within five years of the date of the grant.

(b)    Except as otherwise provided in Section 7(a), the period of each Incentive Stock Option by its terms shall be not more than ten years from the date the Option Right is granted as specified by the Committee.

(c)    The Committee shall establish the time or times within the option period when the Incentive Stock Option may be exercised in whole or in such parts as may be specified from time to time by the Committee, except that Incentive Stock Options shall not be exercisable earlier than one year, nor later than ten years, following the date the option is granted. The date of grant of each Option Right shall be the date of its authorization by the Committee.

(d)    Except as provided in Section 17, or as may be provided by the Committee at the time of grant, (i) in the event of the Optionee’s termination of employment due to any cause, including death or retirement, rights to exercise Incentive Stock Options shall cease, except for those which are exercisable as of the date of termination, (ii) rights that are exercisable as of the date of termination shall remain exercisable for a period of three months following a termination of employment for any cause other than death or Disability, and for a period of one year following a termination due to death or Disability, and (iii) the right to exercise Incentive Stock Options that are not exercisable as of the date of termination shall be forfeited. No Incentive Stock Option shall, in any event, be exercised after the expiration of ten years from the date such option is granted, or such earlier date as may be specified in the Option Right.

(e)    No Incentive Stock Options shall be granted hereunder to any Optionee that would allow the aggregate fair market value (determined at the time the option is granted) of the stock subject of all Incentive Stock Options, including the Incentive Stock Option in question, which such Optionee may exercise for the first time during any calendar year, to exceed $100,000.

8.    Special Rules for Grants of Nonqualified Stock Options.

(a)    Except as may be provided by the Committee at the time of grant, (i) in the event of the Optionee’s termination of employment or service as a Director due to death or Disability, rights to exercise Nonqualified Stock Options that are exercisable as of the date of termination shall remain exercisable for one year following termination, (ii) in the event of the Optionee’s termination of employment or service as a Director is due to any other reason, the rights to exercise Nonqualified Stock Options that are exercisable as of the date of termination shall remain exercisable for three months following termination, and (iii) the right to exercise Nonqualified Stock Options that are not exercisable as of the date of termination shall be forfeited.

(b)    BanCorp shall not create any record or evidence of Common Stock ownership for an Optionee who exercises a Nonqualified Stock Option, unless payment of the required lawful withholding taxes has been made to BanCorp by check, payroll deduction, shares of Common Stock or other arrangements satisfactory to the Committee.

9.    Stock Appreciation Rights.

(a)    Upon such conditions and limitations it deems advisable, the Committee may authorize the grant of Stock Appreciation Rights with respect to one or more shares of Common Stock. Upon the valid exercise of a vested Stock Appreciation Right, the holder of such Stock Appreciation Right shall receive a lump sum payment for each applicable share of Common Stock equal to the excess (if any) of (i) the Fair Market Value of one share of Common Stock on the date of exercise, over (ii) the Fair Market Value of one share of Common Stock on the date the Stock Appreciation Right was granted (or such higher value per share as may be determined by the Committee at the time of grant, i.e., the Grant Price).

(b)    Upon such conditions and limitations it deems advisable, the Committee also may authorize (i) the surrender of the right to exercise all or a portion of an Option Right granted under this 2017 Plan that is exercisable at the time of surrender, and (ii) the payment in exchange for the surrender of an amount of up to the excess of the Fair Market Value at the time of surrender of the shares covered by the Option Right, or portion thereof, surrendered over the Exercise Price or Grant Price of such shares.

10.    Restricted Stock Awards.

(a)    Shares of Common Stock granted pursuant to a Restricted Stock Award issued under this 2017 Plan shall not be sold, exchanged, transferred, assigned, pledged, hypothecated, or otherwise disposed of, prior to the satisfaction of such performance, service and/or elapsed time conditions (“Vesting Conditions”) as may be determined by the Committee in its absolute discretion. Except as provided in Section 17, or as maybe provided by the Committee at the time of grant, if the recipient’s service with BanCorp or any of its Subsidiaries terminates prior to the satisfaction of all of the Vesting Conditions for any reason other than death or Disability, the recipient shall, on the date service terminates, forfeit and surrender to BanCorp the number of shares of Common Stock with respect to which the Vesting Conditions have not been satisfied as of the date service terminates. If Common Stock is forfeited, all dividends or Dividend Equivalents accrued on those shares prior to the date of forfeiture shall also be forfeited.

(b)    Upon each grant of a Restricted Stock Award, the Committee shall establish the Vesting Conditions. The Committee also shall determine the manner in which the grant recipient’s contingent ownership of the awarded Common Stock shall be recorded until the Vesting Conditions have been satisfied. If the Committee elects to issue certificates or use other records of ownership for the awarded shares of Common Stock, each certificate or other record of ownership of Common Stock shall bear a legend or other disclosure to reflect the Vesting Conditions until all of the Vesting Conditions are satisfied. As a condition to issuance of Common Stock, the Committee may require the recipient to enter into an agreement providing for the Vesting Conditions and such other terms and conditions that it prescribes, including, but not limited to, a provision that Common Stock issued to the recipient may be held by an escrow agent until the Vesting Conditions are satisfied. The Committee also may require a written representation by the recipient that he or she is acquiring the shares for investment.

(c)    When the Vesting Conditions with respect to shares of Common Stock held in escrow have been satisfied, a certificate or other record of ownership for such shares shall be issued or created, free of any escrow; and such certificate or other record shall not bear a legend or other disclosure relating to the Vesting Conditions.

(d)    Each recipient shall agree, at the time he or she receives a Restricted Stock Award and as a condition thereof, to pay or make arrangements satisfactory to the Committee regarding the payment to BanCorp of any federal, state or local taxes of any kind required by law to be withheld with respect to any Award or with respect to the lapse of any restrictions on shares of restricted Common Stock awarded under this 2017 Plan, or the waiver of any forfeiture hereunder, and also shall agree that BanCorp may, to the extent permitted by law, deduct such taxes from any payments of any kind due or to become due to such recipient from BanCorp, sell by public or private sale, with ten days’ notice or such longer notice as may be required by applicable law, a sufficient number of shares of Common Stock so awarded in order to cover all or part of the amount required to be withheld, or pursue any other remedy at law or in equity. In the event that the recipient of shares of Common Stock under this 2017 Plan shall fail to pay to BanCorp all such federal, state and local taxes, or to make arrangements satisfactory to the Committee regarding the payment of such taxes, the shares to which such taxes relate shall be forfeited and returned to BanCorp.

(e)    The Committee shall have the authority at any time to accelerate the time at which any or all of the Vesting Conditions or other restrictions set forth in this 2017 Plan with respect to any or all shares of restricted Common Stock awarded hereunder shall be satisfied or lapse.

(f)    Unless otherwise provided by the Committee at the time of grant, if a recipient dies, or terminates employment or service as a Director with BanCorp because of Disability before the satisfaction of all of the applicable Vesting Conditions, (i) the Vesting Conditions on any Common Stock owned by the recipient shall be considered satisfied on the date of death or on the date that employment or service as a Director terminates because of Disability, provided such date is not less than four years subsequent to the date of the Award, and (ii) if the date of death or Disability is within four years of the date of the awards, the Committee, in its sole discretion, can waive the Vesting Conditions as to any or all of the stock.

11.    Restricted Stock Unit Awards.

(a)    Subject to the terms and provisions of this 2017 Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units to Eligible Employees, Directors and/or Advisors in such amounts and upon such terms as the Committee shall determine.

(b)    Each Restricted Stock Unit Agreement shall specify the number of shares to which the Restricted Stock Unit Award pertains and is subject to adjustment of such number in accordance with Section 16. Each Award of Restricted Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Unit Agreement. A Restricted Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, or Disability or other events.

(c)    The holders of Restricted Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Restricted Stock Unit awarded under the 2017 Plan may, at the Committee’s discretion, carry with it a right to Dividend Equivalents. A holder of Restricted Stock Units shall have no rights other than those of a general creditor of BanCorp. Restricted Stock Units represent an unfunded and unsecured obligation of Bancorp, subject to the terms and conditions of the applicable Restricted Stock Unit Agreement.

(d)    Settlement of vested Restricted Stock Units may be made in the form of (a) cash, (b) shares or (c) any combination of both, as determined by the Committee. The actual number of Restricted Stock Units eligible for settlement may be larger or smaller than the number included in the original Award. Methods of converting Restricted Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Except as otherwise provided in a Restricted Stock Unit Agreement or a timely completed deferral election, vested Restricted Stock Units shall be settled within thirty days after vesting. The distribution may occur or commence when all Vesting Conditions applicable to the Restricted Stock Units have been satisfied or have lapsed, or it may be deferred, in accordance with applicable law, to a later specified date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Restricted Stock Units is settled, the number of such Restricted Stock Units shall be subject to adjustment pursuant to Section 16.

12.    Performance Shares.

(a)    Subject to the terms and provisions of this 2017 Plan, the Committee, at any time and from time to time, may grant Performance Shares to Eligible Employees, Directors and/or Advisors in such amounts and upon such terms as the Committee shall determine.

(b)    Each Performance Share shall have an initial value equal to the Fair Market Value of a share of Common Stock on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number of Performance Shares that will be paid out to the Participant.

(c)    Subject to the terms of this 2017 Plan, after the applicable Performance Period has ended, the holder of Performance Shares shall be entitled to receive payout on the value and number of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

(d)    Payment of earned Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this 2017 Plan, the Committee, in its sole discretion, may pay earned Performance Shares in the form of cash or in shares of Common Stock (or in a combination thereof) equal to the value of the earned Performance Shares at the close of the applicable Performance Period. Payment shall be made no later than the fifteenth (15th) day of the third month after the calendar year in which the Performance Period ended. Any shares of Common Stock may be granted subject to any restrictions deemed appropriate by the Committee.

13.    Performance Measures.

(a)    The performance goals upon which the payment or vesting of an Award is related may be based on upon service conditions, upon the attainment during a Performance Period of certain performance goals specified in an Award Agreement (“Performance Measures”).

(b)    The Committee has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to Performance Measures.

(c)    The Committee shall retain the discretion to adjust Awards upwards or downward, either on a formula or discretionary basis or any combination, as the Committee determines.

(d)    In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

14.    Other Stock-Based Awards. The Committee may grant Other Stock-Based Awards, either alone or in tandem with other Awards, in such amounts and subject to such conditions as the Committee shall determine in its sole discretion. Each Other Stock-Based Award shall be evidenced by an Award Agreement and shall be subject to such conditions, not inconsistent with the Plan, as may be reflected in the applicable Award Agreement. An Other Stock-Based Award may consist of the issuance of “bonus shares” which are shares of Common Stock awarded to an Eligible Employee, Director or Adviser without cost and without restriction in recognition of past performance (whether determined by reference to another employee benefit plan of the BanCorp) or as an incentive to become an employee of BanCorp.

15.    Transferability. No Incentive Stock Option shall be transferable by an Optionee other than by will or the laws of descent and distribution. Incentive Stock Options shall be exercisable during the Optionee’s lifetime only by the Optionee. Other Awards granted pursuant to this 2017 Plan also shall not be subject to assignment, alienation, lien, transfer, sale or exchange, except to the extent provided otherwise by the Committee.

16.    Adjustments. The Committee shall make or provide for such adjustments in the maximum number of shares of Common Stock specified in Section 5 (and which can be issued under Incentive Stock Option exercises), in the maximum share limit provided by Section 5(e), in the numbers of shares of Common Stock covered by other rights granted hereunder, and in the prices per share applicable under all such rights, as the Committee determines is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of BanCorp, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities, or any other transaction or event having an effect similar to any of the foregoing.

17.    Change in Control. In the event of a Change in Control of BanCorp:

(a)    The Committee shall have the discretion to provide, in any or all Award Agreements, such terms and conditions as it deems appropriate with respect to (i) the vesting of such Award in the event of a Change in Control, or (ii) the assumption of such Award or the exchange therefor of comparable securities under another incentive program in the event of a Change in Control or (iii) the cancellation of Awards either with or without consideration in the event of a Change in Control. In addition, the aforementioned terms and conditions may vary from Award Agreement to Award Agreement as the Committee deems appropriate.

(b)    Whether or not the terms of an outstanding Option Agreement provide for acceleration of vesting in the event of a Change in Control, or to the extent that an Option is vested and not yet exercised, the Committee in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of any or each Option for an amount of cash or other property having a value equal to the difference (or “spread”) between: (x) the value of the cash or other property that the Participant would have received pursuant to the Change in Control transaction in exchange for the Shares issuable upon exercise of the Option had the Option been exercised immediately prior to the Change in Control, and (y) the Exercise Price of the Option.

(c)    Whether or not the terms of an outstanding Stock Appreciation Right provide for acceleration of vesting in the event of a Change in Control, or to the extent that an Stock Appreciation Right is vested and not yet exercised, the Committee in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of any or each Stock Appreciation Right for an amount of cash or other property having a value equal to the value of the cash or other property that the Participant would have received pursuant to the Change in Control transaction in exchange for the Shares issuable upon exercise of the Stock Appreciation Right had the Stock Appreciation Right been exercised immediately prior to the Change in Control.

(d)    Notwithstanding anything to the contrary that may be contained elsewhere in this Section 17, the Committee shall have the power and authority, in its sole discretion, to accelerate the vesting of any or all of the Options and Stock Appreciation Rights and/or the lapse of the restrictions on any or all of the Restricted Stock and Restricted Stock Unit Awards if the surviving entity in a Change in Control transaction does not agree to assume the Options and Stock Appreciation Rights outstanding under this Plan, or issue Substitute Options or Restricted Stock or Restricted Stock Units or new equity incentives for the then outstanding Options, Stock Appreciation Rights or Restricted Stock or Restricted Stock Unit Awards. Additionally, the terms and conditions relating to the vesting of Options and Stock Appreciation Rights and the lapse of restrictions on Restricted Stock and Restricted Stock Unit Awards in the event of the consummation of a Change in Control may vary from Award Agreement to Award Agreement, as the Committee, in its discretion, deems appropriate.

(e)    All outstanding Options and Stock Appreciation Rights and Restricted Stock Unit Awards shall terminate and cease to be exercisable upon the consummation of a Change in Control, except to the extent that, with the consent of BanCorp, the Options or Stock Appreciation Rights are assumed by the successor entity (or parent thereof) pursuant to the terms of the Change in Control transaction.

(f)    If BanCorp enters into a definitive agreement that provides for the consummation of a Change in Control, the Committee shall cause written notice of such proposed Change in Control transaction to be given to Participants not less than fifteen (15) days prior to the anticipated effective date of the proposed Change in Control transaction; provided, however, that any delay in giving or any failure to give such notice shall not affect the validity of nor shall it entitle any Participant to obtain a delay or postponement in the consummation of the Change in Control transaction.

(g)    Notwithstanding anything to the contrary that may be contained elsewhere in this Section 17 or elsewhere in this Plan, if pursuant to any of the above provisions of this Section 17 above, an acceleration of the vesting of any Options or Stock Appreciation Rights or the lapse of restrictions on any Restricted Stock or Restricted Stock Unit Awards occurs or is deemed to have occurred immediately prior to the consummation of a Change in Control, but the Change in Control transaction is terminated or abandoned, for any reason whatsoever, before consummation thereof, then such acceleration of vesting and lapse of restrictions shall be deemed to have not occurred and the vesting schedule for the Options and Stock Appreciation Rights and the schedule or conditions for lapse of restrictions on Restricted Stock and Restricted Stock Unit Awards, as in effect prior to such acceleration, shall be reinstated to the same extent as if no definitive agreement providing for such Change in Control Transaction had ever been entered into by BanCorp.

18.    Fractional Shares. The Bank shall not issue any fractional shares of Common Stock pursuant to this 2017 Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

19.    Administration of this 2017 Plan.

(a)    This 2017 Plan shall be administered by the Committee, which shall consist of at least three members of the Board of Directors each of whom shall satisfy the requirements for (i) an “independent director” under rules adopted by the NASDAQ Stock Market and (ii) a “Non-Employee Director” for purposes of Rule 16b-3 under the Exchange Act. Members of the Committee and the Chair of the Committee shall be appointed by the Board of Directors and may be replaced at any time by the Board of Directors. At any time deemed necessary or appropriate by the Board of Directors, the full Board of Directors may act as the Committee. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, BanCorp, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, BanCorp, and all other interested individuals and shall receive maximum deference to the fullest extent provided by applicable law.

(b)    The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of this 2017 Plan and any Award Agreement or other agreement or document ancillary to or in connection with this 2017 Plan, to determine eligibility for Awards and to adopt and interpret such rules, regulations, forms, instruments, and guidelines for administering this 2017 Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, (i) selecting Award recipients, (ii) establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements and any ancillary document or materials, (iii) granting Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of BanCorp, (iv) construing any ambiguous provision of this 2017 Plan or any Award Agreement, subject to Section 21, adopting modifications and amendments to this 2017 Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which BanCorp, its affiliates, and/or its Subsidiaries operate, and, (vi) making any other determination and taking any other action that it deems necessary or desirable for the administration or operation of this 2017 Plan and/or any Award Agreement.

(c)    To the extent consistent with applicable Code requirements, the Committee may delegate to one or more of its members or to one or more officers of BanCorp, and/or its Subsidiaries and affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this 2017 Plan.

(d)    Notwithstanding any other provision of this 2017 Plan, the Committee may impose such conditions on the exercise of any right granted hereunder (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of applicable law, including Section 16 (or any successor rule) of the Exchange Act.

(e)    BanCorp shall have the power and the right to deduct or withhold, or require a Participant to remit to BanCorp, the amounts necessary to satisfy any federal, state, local, domestic or foreign withholding laws or regulations with respect to any taxable event arising as a result of this 2017 Plan.

(f)    With respect to withholding required upon the exercise of Option Rights or Stock Appreciation Rights, upon the lapse of restrictions on Restricted Stock, Award or upon the achievement of performance goals related to Performance Shares or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having BanCorp withhold shares of Common Stock having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

20.    Clawback.

If BanCorp is required to prepare a financial restatement due to the material non-compliance of BanCorp with any financial reporting requirement, then the Committee may require any Section 16 Officer to repay or forfeit to BanCorp, and each Section 16 Officer agrees to so repay or forfeit, that part of the Incentive Compensation received by that Section 16 Officer during the three-year period preceding the publication of the restated financial statement that the Committee determines was in excess of the amount that such Section 16 Officer would have received had such Incentive Compensation been calculated based on the financial results reported in the restated financial statement. The Committee may take into account any factors it deems reasonable in determining whether to seek recoupment of previously paid Incentive Compensation and how much Incentive Compensation to recoup from each Section 16 Officer (which need not be the same amount or proportion for each Section 16 Officer), including any determination by the Committee that a Section 16 Officer engaged in fraud, willful misconduct or committed grossly negligent acts or omissions which materially contributed to the events that led to the financial restatement. The amount and form of the Incentive Compensation to be recouped shall be determined by the Committee in its sole and absolute discretion, and recoupment of Incentive Compensation may be made, in the Committee’s sole and absolute discretion, through the cancellation of vested or unvested Awards, cash repayment or both. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any applicable laws, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such applicable law, government regulation or stock exchange listing requirement (or any policy adopted by BanCorp pursuant to any such law, government regulation or stock exchange listing requirement). For purposes of this 2017 Plan, “Section 16 Officer” means any officer of BanCorp whom the Board of Directors has determined is subject to the reporting requirements of Section 16 of the Exchange Act, whether or not such individual is a Section 16 Officer at the time the determination to recoup compensation is made and “Incentive Compensation” means any annual cash bonus and any Award.

21.    Amendments, Termination, Etc.

(a)    The Board of Directors and/or the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate this 2017 Plan and/or any Award Agreement in whole or in part; provided, however, that no material amendment of this Plan shall be made without shareholder approval if shareholder approval is required by applicable law, regulation, or stock exchange rule. This 2017 Plan, however, shall not be the exclusive means by which the Board of Directors or the Compensation Committee of the Board of Directors may authorize the grant of stock options, restricted stock or other equity, equity-based or incentive compensation.

(b)    The Committee may, with the concurrence of the affected Optionee, cancel any agreement evidencing Option Rights granted under this 2017 Plan. Subject in all cases to the requirements of Section 5(f), in the event of such cancellation, the Committee may authorize the granting of new Option Rights (which may or may not cover the same number of shares which had been the subject of the prior agreement) in such manner, at such Exercise Price and subject to the same terms and conditions as, under this 2017 Plan, would have been applicable had the canceled Option Rights not been granted. The cancellation and granting of Option Rights pursuant to this Section 21(b) shall be subject to compliance with the applicable limitations described in Section 5(e) and compliance with Code Section 409A.

(c)    In the case of any Option Right not immediately exercisable in full, the Committee in its discretion may accelerate the time at which the Option Right may be exercised, subject to the limitation described in Section 7(c) and any applicable restrictions or limitations imposed by Code Section 409A.

(d)    Notwithstanding any other provision of this 2017 Plan to the contrary, (i) this 2017 Plan may be terminated at any time by resolutions of the Board of Directors, and (ii) no rights shall be granted pursuant to this 2017 Plan after May 17, 2027.

(e)    Notwithstanding any other provision of this 2017 Plan to the contrary (other than Section 21(f)), no termination, amendment, suspension, or modification of this 2017 Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this 2017 Plan, without the written consent of the Participant holding such Award.

(f)    Notwithstanding any other provision of this 2017 Plan to the contrary, the Board of Directors may amend this 2017 Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming this 2017 Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this 2017 Plan, a Participant agrees to any amendment made pursuant to this Section 21(f) to any Award granted under this 2017 Plan without further consideration or action.

(g)    The 2017 Plan as well as payments and benefits under the 2017 Plan are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, the 2017 Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated employment or service with BanCorp for purposes of the 2017 Plan and no payment shall be due to the Participant under the 2017 Plan or any Award until the Participant would be considered to have incurred a “separation from service” from BanCorp and its affiliates within the meaning of Section 409A of the Code. Any payments described in the 2017 Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as nonqualified deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the 2017 Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of BanCorp or any of its affiliates) are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or within 30 days after Participant’s death, if earlier). Each amount to be paid or benefit to be provided under this 2017 Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. BanCorp makes no representation that any or all of the payments or benefits described in this 2017 Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. Each Participant shall be solely responsible for the payment of any taxes, interest and penalties incurred under Section 409A.

(h)    In addition to Section 20, the Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of services to BanCorp, any affiliate of BanCorp, and/or Subsidiary, violation of any material policies or procedures of BanCorp, the Bank, any affiliate of BanCorp, and/or Subsidiary, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of BanCorp, its affiliates, and/or its Subsidiaries.

(i)    In the event that any one or more of the provisions of this 2017 Plan shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. If, in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended.

(j)    This 2017 Plan, the granting and exercising of Awards thereunder, and any obligations of BanCorp under This 2017 Plan, shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any exchange on which the Shares may be listed. BanCorp, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of shares of Common Stock under any Award or any other action permitted under this 2017 Plan to permit BanCorp, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such shares of Common Stock or other required action under any federal or state law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of shares of Common Stock in compliance with applicable laws, rules, and regulations. BanCorp shall not be obligated by virtue of any provision of this 2017 Plan to recognize the exercise of any Award or to otherwise sell or issue shares of Common Stock in violation of any such laws, rules, or regulations, and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards. Neither BanCorp nor its Directors or officers shall have any obligation or liability to a Participant with respect to any Award (or shares of Common Stock issuable thereunder) that shall lapse because of such postponement.

(k)    Nothing in this 2017 Plan shall be construed to limit the right of BanCorp to establish other plans or to pay compensation to its employees, in cash or property, in a manner which is not expressly authorized under this 2017 Plan.

(l)    Nothing in this 2017 Plan shall be construed to: (i) limit, impair, or otherwise affect BanCorp’s or a Subsidiary’s or an affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (ii) limit the right or power of BanCorp or a Subsidiary or an affiliate to take any action which such entity deems to be necessary or appropriate.

(m)    The Committee may postpone the exercising of Awards, the issuance or delivery of shares of Common Stock under any Award or any action permitted under this 2017 Plan to prevent BanCorp or any Subsidiary from being denied a Federal income tax deduction with respect to any Award other than an Incentive Stock Option, in accordance with Treas. Reg. 1.409A-2(b)(7)(i). In such case, payment of such deferred amounts must be made as soon as reasonably practicable following the first date on which BanCorp, Subsidiary and/or affiliate of BanCorp anticipates or reasonably should anticipate that, if the payment were made on such date, BanCorp’s, affiliate’s and/or Subsidiary’s deduction with respect to such payment would no longer be restricted.

(n)    The Committee may require any individual receiving shares of Common Stock pursuant to an Award under this 2017 Plan to represent and warrant in writing that the individual is acquiring the shares of Common Stock for investment and without any present intention to sell or distribute such shares of Common Stock.

(o)    To the extent that this 2017 Plan provides for issuance of certificates to reflect the transfer of shares of Common Stock, the transfer of such shares of Common Stock may be affected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

(p)    Participants shall have no right, title, or interest whatsoever in or to any investments that BanCorp, and/or its Subsidiaries, and/or its affiliates may make to aid it in meeting its obligations under this 2017 Plan. Nothing contained in this 2017 Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between BanCorp and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from BanCorp, its Subsidiaries, and/or its affiliates under this 2017 Plan, such right shall be no greater than the right of an unsecured general creditor of BanCorp, a Subsidiary, or an affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of BanCorp, a Subsidiary, or an affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this 2017 Plan.

(q)    Except to the extent inconsistent with the terms of any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant’s right under any such plan, policy or program.

(r)    To the extent permitted by applicable law, BanCorp may (i) deliver by email or other electronic means (including posting on a web site maintained by BanCorp or by a third party under contract with BanCorp) all documents relating to this 2017 Plan or any Award thereunder (including without limitation, prospectuses required by the U.S. Securities and Exchange Commission) and all other documents that BanCorp is required to deliver to its security holders (including without limitation, annual reports and proxy statements) and (ii) permit Participants to electronically execute applicable 2017 Plan documents (including, but not limited to, Award Agreements) in a manner prescribed by the Committee.

(s)    Notwithstanding any provision of this 2017 Plan to the contrary, BanCorp, its affiliates and Subsidiaries, the Board and the Committee neither represent nor warrant the tax treatment under any federal, state, local or foreign laws and regulations thereunder (individually and collectively referred to as the “Tax Laws”) of any Award granted or any amounts paid to any Participant under this 2017 Plan including, but not limited to, when and to what extent such Awards or amounts may be subject to tax, penalties and interest under the Tax Laws.

(t)    Subject to requirements of California state law, each individual who is or shall have been a member of the Board, or a committee appointed by the Board, or an officer of BanCorp to whom authority was delegated in accordance with this 2017 Plan, shall be indemnified and held harmless by BanCorp against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this 2017 Plan and against and from any and all amounts paid by him or her in settlement thereof, with BanCorp’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give BanCorp an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability, or expense is a result of his/her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under BanCorp’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that BanCorp may have to indemnify them or hold them harmless.

(u)    This 2017 Plan shall be construed and governed in accordance with the laws of the State of California.

(v)    The jurisdiction of any proceeding arising out of, or with respect to, this 2017 Plan shall be in a court of competent jurisdiction in the State of California, and venue shall be in Alameda County. Each party shall be subject to the personal jurisdiction of the courts of the State of California.